UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (12 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 5. Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2006, the Board of Directors of Beverly National Corporation (the “Corporation”) adopted Restated Articles of Organization, which became effective upon filing with the Secretary of State of the Commonwealth of Massachusetts on February 2, 2006. The Restated Articles of Organization consolidated all prior amendments into one document and did not effectuate any change in the Restated Articles of Organization. A copy of the Restated Articles of Organization is attached hereto as Exhibit 3.1.

On January 31, 2006, the Board of Directors of the Corporation adopted amended By-Laws of the Corporation. The amendment made various updating changes of a non-substantive nature and the following other changes:

Article II, Section 4 is amended to permit the Board to increase the number of directors between meetings of shareholders, but not by more than two in any year.

Article II, Section 5(c) is clarified to indicate that any person elected or appointed to a Class after the commencement of the term of that Class shall serve until the expiration of the term of that Class.

Article II, Sections 13, 14 and 15 are added to specifically name the Audit Committee, the Governance and Nominating Committee and the Compensation and Benefits Committee Committee.

Article III, 6 is amended to provide for the role of Lead Director.

A copy of the amended By-Laws is attached hereto as Exhibit 3.2.

Section 8. Other Events

Item 8.01	Other Events.

The following is a description of the Common Stock of the Corporation, $2.50 par value per share. It is limited in its entirety by reference to the relevant provisions of the Massachusetts General Laws, the Corporation’s Restated Articles of Organization and the Corporation’s amended By-laws as in effect from time to time.

Common Stock Authorized

The Corporation is authorized to issue up to 2,500,000 shares of Common Stock.

Preferred Stock Authorized

The Corporation’s Restated Articles of Organization provide that the Corporation is authorized to issue up to 300,000 shares of preferred stock. No shares of preferred stock are outstanding as of the date hereof. The preferred stock may be issued from time to time in one or more series. The terms of each series shall be consistent with the Restated Articles of Organization and shall be as specified in the resolutions or votes adopted by the Board of Directors providing for the issue of such series. Such resolutions or votes with respect to each series shall establish and designate the series and fix and determine the preferences, voting powers, qualifications, and special or relative rights or privileges of the preferred stock.

Dividend Rights

Subject to the preferences and other rights of any outstanding shares of preferred stock, the holders of the Corporation’s Common Stock are entitled to receive such dividends as are declared by its Board of Directors out of funds legally available therefor.

Voting Rights - Non-Cumulative Voting

Holders of shares of the Corporation’s Common Stock are entitled to one vote for each share of stock held by them. Except as otherwise provided by the terms of any outstanding shares of preferred stock or by applicable law, the holders of the Common Stock will vote together with the holders of any outstanding shares of preferred stock.

The shares of the Corporation’s Common Stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Corporation at the meeting.

Preemptive Rights

The Corporation’s Restated Articles of Organization provide that the holders of the Corporation’s Common Stock have preemptive rights entitling them to participate in new issues of Common Stock in proportion to their stockholding at the time of issue under such terms and conditions as the Board of Directors may determine to be fair and reasonable. However, such rights are not available where, among other things, the Corporation issues its Common Stock (i) in consideration for services rendered, (ii) in consideration for any property other than cash, (iii) to discharge indebtedness of the Corporation, (iv) as dividends, (v) in exchange for other securities of the Corporation, (vi) pursuant to any prior or subsequent option or right granted by the Corporation, (vii) pursuant to amendment of the Corporation’s Restated Articles of Organization or (viii) pursuant to the exercise, issuance or grant of any option to purchase such shares to a director or employee of the Corporation. Holders of the Corporation’s Common Stock do not have preemptive rights upon the issuance of any shares of preferred stock unless they are convertible into shares of Common Stock or carry a right to subscribe to or acquire shares of Common Stock.

Liquidation Rights

Subject to the preferences and other rights of any outstanding shares of preferred stock, in the event of the dissolution or liquidation of the Corporation, the Corporation’s Restated Articles

of Organization provide that the holders of Corporation’s Common Stock will be entitled to receive pro rata any assets distributable to holders of Common Stock in respect of shares held by them.

Election of Directors

Under both the Restated Articles of Organization and the amended By-Laws of the Corporation, the Board of Directors is divided into three (3) approximately equal classes. One-third of the Corporation’s directors is elected each year at the Annual Meeting of Stockholders. Directors in each class serve for a term ending at the third annual meeting after which they were elected and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death.

The provision of the Corporation’s Restated Articles of Organization which sets forth the classification of the Board of Directors into three classes may be amended only by the affirmative vote of at least 80% of the shares of each class of the Corporation’s stock outstanding and entitled to vote.

Extraordinary Corporate Transactions and Changes in Control

Under the Corporation’s Restated Articles of Organization, neither the Corporation nor any of its subsidiaries, including Beverly National Bank, may be a party to “Subject Transaction” unless certain conditions have been met. A Subject Transaction is defined in the Corporation’s Restated Articles of Organization to include any (i) merger or consolidation of the Corporation’s or any subsidiary, (ii) sale, lease, exchange, transfer or distribution of all, substantially all or a substantial part of the Corporation’s or any subsidiary’s assets, (iii) issuance of securities or options, warrants or options to acquire the securities of the Corporation or any subsidiary to any stockholder other than by stock dividend or pursuant to an employee stock ownership or stock option plan, (iv) reclassification or recapitalization of the Corporation’s or any subsidiary’s stock or (v) liquidation or dissolution of the Corporation or any subsidiary. The Corporation’s Restated Articles of Organization provide that the Corporation or any subsidiary may enter into a Subject Transaction if one or more of the following conditions have been met: (i) the Subject Transaction has been approved by at least 80% of the total number of shares of stock of the Corporation entitled to vote on the matter not owned by the entity, other than the Corporation, which is a party to the Subject Transaction (the “Receiving Entity”), (ii) the Subject Transaction has been approved by at least 80% of the members of the Corporation’s Board of Directors not affiliated with the Receiving Entity or any affiliate or subsidiary thereof, (iii) the Subject Transaction has been approved by a majority of the members of the Corporation’s Board of Directors not affiliated with the Receiving Entity or any affiliate or subsidiary thereof prior to the time the Receiving Entity first acquired any stock of the Corporation, (iv) the transaction has been approved by the holders of at least a majority of the shares of each class of stock of the Corporation entitled to vote on the matter and a majority of the shares of each class of stock of the Corporation entitled to vote on the matter not owned, directly or indirectly, by the Receiving Entity or (v) the aggregate of the cash and fair market value of all consideration to be paid per share to the holders of the Common Stock is equal to the amounts determined under formulae set forth in the Corporation’s Restated Articles of Organization.

The provision of the Corporation’s Restated Articles of Organization which sets forth the provisions regarding extraordinary corporate transactions and changes in control may be amended only by the affirmative vote of at least 80% of the shares of each class of the Corporation’s stock outstanding and entitled to vote.

Certain acquisitions of the Corporation’s Common Stock are subject to the provisions of Chapter 110D of the Massachusetts General Laws (“Chapter 110D”). Under Chapter 110D, shares of Common Stock acquired in a “control share acquisition” will have not voting rights unless a majority of all shares entitled to vote generally in the election of directors, excluding “interested shares,” determines to grant voting rights. “Interested shares” are shares beneficially owned by any person who has acquired or proposes to acquire shares of the Corporation in a control share acquisition, officers of the Corporation or employees of the Corporation who are also directors of the Corporation. Subject to various exceptions set forth in Chapter 110D, a “control share acquisition” generally means an acquisition of Common Stock in which any person, including the person’s associates, acquires beneficial ownership of stock which, when aggregated with all other stock of the Corporation owned by such person, causes the person’s voting power to be in one of the following ranges of voting power: (i) one fifth or more but less than one third, (ii) one third or more but less than a majority or (iii) a majority or more. All shares acquired within ninety days before or after a control share acquisition or pursuant to a plan to make a control share acquisition are deemed to be part of the control share acquisition.

Under Chapter 110F of the Massachusetts General Laws (“Chapter 110F”), the Corporation may not engage in a “business combination” with an “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder, unless (i) prior to the date the stockholder became an interested stockholder the Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 90% of the voting stock of the Corporation or (iii) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the Board of Directors and authorized by at least 2/3 of the outstanding voting stock of the Corporation not owned by the interested stockholder. The term “interested stockholder” is generally defined in Chapter 110F to mean any person other than the Corporation or a majority-owned subsidiary who, together with associates and affiliates, is the owner of 5% or more of the outstanding voting stock of the Corporation. In certain instances involving acquisitions by brokers or dealers, banks, insurance companies, investment companies or certain others who have not acquired the voting securities with any purpose of, or with the effect of, changing or influencing the control of the Corporation, the 5% threshold is increased to 15%. The term “business combination” is defined in Chapter 110F to include (i) any merger or consolidation of the Corporation or any majority-owned subsidiary of the Corporation with the interested stockholder or any other corporation if the merger or consolidation is caused by the interested shareholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, to or with the interested stockholder, of assets of the Corporation or any majority-owned subsidiary having a market value equal to 10% or more of either the market value of the Corporation’s assets or the market value of the Corporation’s outstanding stock, (iii) any transaction which results in the issuance or transfer by the Corporation or any majority-owned subsidiary of any stock of the Corporation or any majority-owned subsidiary to the interested stockholder, with certain exceptions, (iv) any transaction involving the Corporation or any majority-owned subsidiary which as the effect, directly or indirectly, of increasing the proportionate share of the stock which is owned by the interested shareholder and (v) certain other transactions.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit Index
3.1	Restated Articles of Organization, as of February 2, 2006.

3.2	By-Laws, as of January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: February 2, 2006	BEVERLY NATIONAL CORPORATION

	By:	/s/ DONAT A. FOURNIER
Donat A. Fournier,
President and Chief Executive Officer